                                                                    EXHIBIT 2.02

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of February 17, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "Company") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998 by and between the Company and Crescent ("Merger Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 Amendment to Subsection 5.2(c). Subsection 5.2(c) of the Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting for such subsection the following:

          "(c) Each of the Company and Crescent will, or will cause the appropriate party to, as soon as practicable after execution and delivery of this Agreement and in a manner designed not to delay the Closing, make all filings or submissions that may be required under the HSR Act. Each of the Company and Crescent will, or will cause the appropriate party to, promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will, or will cause the appropriate party to, promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request."

                                 MISCELLANEOUS

     2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.

                                            STATION CASINOS, INC.

                                            By:  /s/ GLENN C. CHRISTENSON
                                              ----------------------------------
                                              Glenn C. Christenson
                                              Executive Vice President, Chief
                                                Administrative Officer and Chief
                                                Financial Officer

                                            CRESCENT REAL ESTATE EQUITIES
                                              COMPANY

                                            By:     /s/ DALLAS E. LUCAS
                                              ----------------------------------
                                              Name: Dallas E. Lucas
                                              Title:  Senior Vice President and
                                                      Chief
                                                    Financial Officer